Exhibit 99.1

Adicet Bio, Inc. Announces Proposed Follow-On Offering of Common Stock

MENLO PARK, Calif. and BOSTON, Mass., December 7, 2021 (GLOBE NEWSWIRE) – Adicet Bio, Inc. (“Adicet”) (Nasdaq: ACET), a biotechnology company discovering and developing allogeneic gamma delta T cell therapies for cancer and other diseases, today announced that it has commenced an underwritten public offering of its common stock. Adicet also intends to grant the underwriters a 30-day option to purchase up to an additional 15% of the number of shares sold at the public offering price, less underwriting discounts and commissions. All of the shares in the proposed offering are to be sold by Adicet. The proposed offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Jefferies LLC and Guggenheim Securities, LLC are acting as joint book-running managers for the proposed offering.

The shares are being offered by Adicet pursuant to a shelf registration statement that was previously filed with, and subsequently declared effective on March 30, 2021 by, the U.S. Securities and Exchange Commission (SEC). A preliminary prospectus supplement relating to and describing the terms of the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. When available, copies of the preliminary prospectus supplement and the accompanying prospectus relating to the offered securities may be obtained from: Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, by telephone at (877) 821-7388, or by email at prospectus_department@Jefferies.com; or Guggenheim Securities, LLC, Attention: Equity Syndicate Department, 330 Madison Avenue, 8th Floor, New York, NY 10017, by telephone at (212) 518-9544, or by email at GSEquityProspectusDelivery@guggenheimpartners.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

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About Adicet

Adicet Bio, Inc. is a biotechnology company discovering and developing allogeneic gamma delta T cell therapies for cancer and other diseases. Adicet is advancing a pipeline of “off-the-shelf” gamma delta T cells, engineered with chimeric antigen receptors and T cell receptor-like antibodies to enhance selective tumor targeting, facilitate innate and adaptive anti-tumor immune response, and improve persistence for durable activity in patients.

Forward-Looking Statements

This press release contains "forward-looking statements" of Adicet within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, statements related to the anticipated public offering of shares. These forward-looking statements include, but are not limited to, those relating to Adicet expectations regarding the completion, timing and size of the public offering and its expectations with respect to granting the underwriters a 30-day option to purchase additional shares. Any forward-looking statements in this press release are based on management’s current expectations and beliefs of future events, and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties related to completion of the proposed public offering on the anticipated terms, or at all, include, but are not limited to, market conditions and the satisfaction of customary closing conditions related to the proposed public offering. For a discussion of these and other risks and uncertainties, and other important factors, any of which could cause Adicet’s actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in Adicet’s most recent annual report on Form 10-K filed on March 12, 2021 and our subsequent quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC, as well as discussions of potential risks, uncertainties, and other important factors in Adicet’s other filings with the SEC, including those contained or incorporated by reference in the preliminary prospectus supplement related to the proposed public offering to be filed with the SEC.

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All information in this press release is as of the date of the release, and Adicet undertakes no duty to update this information unless required by law.

Adicet Bio, Inc.

Investor and Media Contacts

Anne Bowdidge

abowdidge@adicetbio.com

Source: Adicet Bio, Inc.

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